Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:

We consent to the use of our reports dated February 4, 1997 and February 14, 1997 included herein Registration Statement (No. 33-75986) on Form N-4 and to the reference to our firm under the heading "Independent Auditors" in the statement of additional information.

                                                 /s/ KPMG Peat Marwick LLP


Hartford, Connecticut
February 12, 1998